SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                          -------------

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                          -------------

                   ADM TRONICS UNLIMITED, INC.
     (Exact name of registrant as specified in its charter)

          DELAWARE                      22-1896032
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(State or other jurisdiction of     (IRS Employer Identification
incorporation or organization)       No.)


                       224-S Pegasus Avenue
                       Northvale, NJ 07647
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             (Address of Principal Executive Offices)

             CONSULTING AGREEMENT, dated June 25, 1998
             between ADM TRONICS UNLIMITED, INC. and
                      Joel F. Brownstein.
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                     (Full title of the plan)

                          Andre' Di Mino
                    Executive Vice President
                       224-S Pegasus Avenue
                       Northvale, NJ 07647
                          (201) 767-6040
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(Name, address, including telephone number of agent for service)

                         With copies to:

                    Jonathan B. Reisman, Esq.
                    Reisman & Associates, P.A.
                     5100 Town Center Circle
                            Suite 330
                       Boca Raton, FL 33486
                          (561) 361-9300


                         ----------------


                 CALCULATION OF REGISTRATION FEE
=================================================================
Title of                      Proposed  Proposed
securities     Amount         maximum   maximum   Amount of
to be          to be          offering  aggregate registr-
registered(1)  registered     per unit  offering  ation
                                        price     fee (2)
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Common Stock,  100,000 shares $.563     $56,300  $16.61
$.0005 par value
=================================================================
______________

(1) Represents shares to be issued pursuant to a Consulting
Agreement, dated June 25, 1998 by and between ADM Tronics
Unlimited, Inc. and Joel F. Brownstein.

(2) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the high bid and the low asked prices of the common stock, par value $.0005 per share, of ADM Tronics Unlimited, Inc. on October 12, 1998 as reported on the Nasdaq Small Cap Market.


                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    Pursuant to the Note to Part I of Form S-8, the documents containing the information specified in Part I of Form S-8 are not being filed with this Registration Statement.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the
Registrant are incorporated by reference, as of their respective dates, in this Registration Statement:

     (a) The Registrant's Annual Report, as amended, on Form 10-KSB for the fiscal year ended March 31, 1998;

     (b) The Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 1998;

     (c)  The Registrant's Current Report on Form 8-K dated May
          27, 1998 and ammendment thereto; and

     (d) The description of the Registrant's Common Stock, par value $.0005, contained in the Registrant's
          Registration Statement on Form 10, as amended (File No.
          0-17629); and,

     (e)  The Registrant's Current Report on Form 8-K dated August
          18, 1998.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Any other document required to be delivered to employees pursuant to Rule 428(b) under the Securities Act of 1933 shall be available without charge, upon written or oral request. Any request for such document shall be directed to Andre' Di Mino, Executive Vice President, ADM Tronics Unlimited, Inc., 224-S Pegasus Avenue, Northvale, New Jersey 07647, telephone number (201) 767-6040

     ITEM 4. Description of Securities.

               Not applicable

     ITEM 5. Interests of Named Experts and Counsel.

               Not Applicable

     ITEM 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

     The Registrant's By-laws provide for the indemnification of directors and officers to the full extent permitted by the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     ITEM 7.  Exemption from Registration Claimed

               Not applicable.

     ITEM 8.  Exhibits.


Exhibit
Number               Description of Exhibit
---------           ----------------------

  4.1          Certificate of Incorporation, as amended. (1)

  4.2          By-laws. (2)

  5.1          Opinion of Reisman & Associates, P.A. (3)

 23.1          Consent of Kaufman, Rossin & Co. (3)

 23.2 Consent of Reisman & Associates, P.A. is contained in the opinion filed as Exhibit 5.1 hereto.

 99.3 Consulting Agreement, dated June 25, 1998, by and between ADM Tronics Unlimited, Inc. and Joel F. Brownstein (3)

---------------
(1)  Previously filed as Exhibit 3(a) to the Registrant's
     Registration Statement on Form 10, File No. 0-17629 (the "Form 10") and Exhibit 3(a)(2) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998 and incorporated herein by reference.

(2) Previously filed as Exhibit 3(b) to the Form 10 and incorporated herein by reference.

(3)  Filed herewith.

ITEM 9.  Undertakings.

The undersigned Registrant hereby undertakes:

       (1) to file, during any period in which it offers or sells securities, a post-effective amendment to the Registration
Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) include any additional or changed material information on the plan of distribution,

provided, however, that paragraphs (1)(i) and (A)(1)(ii) do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time shall to be the initial bona fide offering and;

   (3) file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northvale, State of New Jersey on October 14, 1998.


                           ADM TRONICS UNLIMITED, INC.

                           By: /s/ Dr. Alfonso Di Mino
                               ------------------------------
                               President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.


       Signatures            Title                     Date
       ----------            ------                    -----

/s/ Dr. Alfonso Di Mino  Chief Executive Officer   October 14, 1998
-----------------------   and Director
Dr. Alfonso Di Mino

/s/ Andre' Di Mino       Chief Financial           October 14, 1998
-----------------------  and Accounting
Andre' Di Mino           Officer and Director

/s/ Vincent Di Mino      Director                  October 14, 1998
----------------------
Vincent Di Mino

/s/ Thomas Petrie        Director                  October 14, 1998
---------------------
Thomas Petrie

                         Director
-----------------------
John Berenyi


EXHIBIT 5.1    Opinion of Reisman and Associates, PA



                           LAW OFFICES
                    REISMAN & ASSOCIATES, P.A.
                            Suite 330
                     5100 Town Center Circle
                    Boca Raton, Florida 33486

October 14, 1998


ADM Tronics Unlimited, Inc.
224-S Pegasus Avenue
Northvale, NJ 07647

Ladies & Gentlemen:

     We have acted as your counsel in connection with its filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") covering 100,000 shares of Common Stock, $.0005 par value (the "Shares").

     We have examined such originals or certified, conformed or photostatic copies, the authenticity of which we have assumed, of certificates of public officials and your corporate officers and other documents, certificates, records, authorizations and proceedings as we have deemed relevant and necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and all copies submitted to us as conformed or photostatic copies.

     On the basis of the foregoing, assuming that the value of the services rendered in connection with the issuance of the Shares has a value of at least the agrregate par value of the Shares, it is our opinion that the Shares will, when issued as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

 Very truly yours,

/s/Reisman & Associates, P.A.
REISMAN & ASSOCIATES, P.A.


Exhibit 23.1        Consent of Kaufman, Rossin & Co.




                     CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated June 26,
1998, which appears on page F-1 of the annual report on Form 10-KSB of ADM Tronics Unlimited, Inc. for the year ended March 31, 1998.







                                              Kaufman, Rossin & Co.



Miami, Florida
October 14, 1998


Exhibit 99.3 Consulting Agreement, dated June 25, 1998, by and between ADM Tronics Unlimited, Inc. and
                    Joel F. Brownstein.


                      CONSULTING AGREEMENT

This agreement is made and entered into this 25th day of June, 1998, by and between A D M Tronics Unlimited, Inc. a Delaware corporation (hereinafter "ADM", and Joel F, Brownstein having a principal residence at 1441 3rd Avenue, New York, NY (hereinafter "Brownstein").

                       WITNESSETH

Whereas, Brownstein is experienced in providing broker and investor relations and related services to publicly held companies, and

Whereas, ADM is desirous of utilizing the services of Brownstein and Brownstein is desirous of providing such servcies to ADM.

Now Therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Brownstein will provide broker and investor relation services to ADM which will include, but not be limited to the following:

a. Contacting active and potential common stock market makers, retail brokers and investment bankers (collectively referred to herein as "Investment Professionals") to ascertain and stimulate their interest in purchasing ADM $.0005 par value common stock, traded on NASDAQ under the symbol ADMT ("ADM Stock") for their own account or for their recommendation of ADM Stock to their respective clients.

b. After securing the interest of Investment Professionals in ADM Stock, to continue to communicate with such Investment Professionals regarding the prospects of ADM and any new developments or announcements made by ADM.

c. Brownstein will supply the name, company name, address, phone and fax and, if available, the e-mail address of each Investment Professional contacted by Brownstein pursuant to this Agreement, on a daily basis, along with the level of interest exhibited by the Investment Professional hereby contacted.

2. As compensation for the services to be rendered by Brownstein, ADM agrees to pay Brownstein the sum of $3,200 per month plus out of pocket expenses, such expenses to be pre-approved by ADM. Brownstein acknowledges that he has received a payment of $3,325 which comprises the April 23, 1998 to May 23, 1998 monthly payment of $3,200 plus $125 for car expenses already incurred.

3. As additional compensation for the services to be rendered pursuant to this Agreement, ADM grants to Brownstein 100,000 shares of ADM Stock. These shares will be approved by the Board of Directors and subsequently registered under an S-8 Registration, on or before July 2, 1998.

4. The term of this Agreement shall be for 3 months from April 23, 1998. ADM shall have the sole discretion to continue the Agreement on a month-to-month basis, thereafter. Nothing herein shall obligate ADM to pay any amounts for services other than amounts already pre-approved by ADM for out-of-pocket expenses incurred and invoiced to ADM by Brownstein.

5. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey and any action brought in relation hereto shall be brought in the courts of Bergen County, New Jersey.

6. This Agreement constitutes the entire agreement of the parties hereto and supersedes any previous agreement whether written or oral. Any modifications or alterations of this Agreement must be in writing and executed by both parties hereto.

In Witness Whereof, the parties hereto have executed this Agreement as of the year and day first above written.

ADM Tronics Unlimited, Inc.

By /s/ Dr. Alfonso Di Mino
       President



Joel F. Brownstein

/s/ Joel F. Brownstein